EXHIBIT INDEX

4.2      Form of Maximum Anniversary Value Death Benefit Rider.

4.3      Form of 5-Year Maximum Anniversary Value Death Benefit Rider.

4.4      Form of Return of Purchase Payment Death Benefit Rider.

4.9 Form of Deferred Annuity Contract for American Express Retirement Advisor Select Plus(SM) Variable Annuity.

9. Opinion of counsel and consent to its use as the legality of the securities being registered.

10.      Consent of Independent Auditors.